                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                        Twelve Months        Twelve Months        Twelve Months
                                                                            Ended                Ended                Ended
                                                                       December 31, 1999    December 31, 1998    December 31, 1997
                                                                       -----------------    -----------------    -----------------
Basic:
     Average common shares outstanding .........................            9,768,345            13,199,819           13,334,163

                                                                         ------------          ------------          -----------

           Total ...............................................           13,199,819            13,199,819           13,334,163
                                                                         ============          ============          ===========

     Net Income ................................................          $(1,013,118)         $(40,117,961)         $24,746,164
                                                                         ============          ============          ===========

     Per Share Amount ..........................................          $     (0.10)          $     (3.04)         $      1.86
                                                                         ============          ============          ===========


Diluted:
     Average common shares outstanding .........................            9,768,345            13,199,819           13,334,163
     Net effect of dilutive stock options outstanding
         during the period -- based on the treasury stock method                   --                    --              191,513
     Net effect of dilutive stock warrants outstanding
         during the period -- based on the treasury stock method                   --                    --              154,734

                                                                         ------------          ------------          -----------

           Total ...............................................            9,768,345            13,199,819           13,680,410
                                                                         ============          ============          ===========

     Net Income ................................................          $(1,013,118)         $(40,117,961)         $24,746,164
                                                                         ============          ============          ===========

     Per Share Amount ..........................................          $     (0.10)          $     (3.04)         $      1.81
                                                                         ============          ============          ===========